EXHIBIT 99.2

EXCERPTS FROM THE PRELIMINARY OFFERING MEMORANDUM DATED JULY 18, 2024

As used in this Exhibit 99.2, unless otherwise indicated or the context otherwise requires, the terms “SM Energy,” “the Company,” “we,” “us” and “our” in this offering memorandum mean SM Energy Company, a Delaware corporation, and its subsidiaries.
RECENT DEVELOPMENTS

XCL Acquisition
On June 27, 2024, we entered into a Purchase and Sale Agreement (the “XCL Acquisition Agreement”) with XCL AssetCo, LLC, a Delaware limited liability company, XCL Marketing, LLC, a Delaware limited liability company, Wasatch Water Logistics, LLC, a Delaware limited liability company, XCL SandCo, LLC, a Delaware limited liability company, and XCL Resources, LLC, a Texas limited liability company (“XCL Resources” and collectively, the “XCL Sellers”), and, solely for purposes of ratifying certain representations and warranties, interim covenants and interpretative provisions, Northern Oil and Gas, Inc., a Delaware corporation (“NOG”), pursuant to which we agreed to purchase all of the rights, titles and interests in the Uinta Basin oil and gas assets owned by the XCL Sellers (the “Uinta Basin Assets”). Pursuant to the terms of the XCL Acquisition Agreement and the Cooperation Agreement (as defined herein), we expect to, immediately prior to the closing of the transactions contemplated by the XCL Acquisition Agreement, assign an undivided 20% interest in the XCL Acquisition Agreement to NOG and cause the XCL Sellers to directly assign an undivided 20% interest in certain of the Uinta Basin Assets to NOG.
Upon the closing of the transactions contemplated by the XCL Acquisition Agreement (collectively, the “XCL Acquisition”), the XCL Sellers will receive aggregate consideration of $2,550,000,000 in cash (the “XCL Purchase Price”), subject to certain customary purchase price adjustments set forth in the XCL Acquisition Agreement. After the anticipated assignment to NOG of an undivided 20% interest in the XCL Acquisition Agreement, our proportionate share of the unadjusted XCL Purchase Price will be $2,040,000,000.
The undivided 80% of the Uinta Basin Assets that the Company expects to acquire from the XCL Sellers encompasses approximately 37,200 net acres and includes first quarter 2024 production of approximately 38,200 boe/d (at approximately 88% oil). The Uinta Basin Assets are 99% operated by the XCL Sellers and 95% of the acreage is held by production. Based on the Company’s planned operations and drilling plans with respect to the Uinta Basin Assets, the Company estimates that the undivided 80% of the Uinta Basin Assets that the Company expects to acquire includes approximately 390 net locations, nearly 4,000 feet of stacked pay and 145 MMBOE of proved reserves.
The XCL Sellers have entered into a Purchase and Sale Agreement with Altamont Energy LLC and Altamont Minerals LLC (collectively, “Altamont”) to purchase certain oil and gas assets contemplated therein (the “Altamont Assets”). The Altamont Assets are adjacent to the Uinta Basin Assets, are comprised of approximately 32,625 net acres and include production as of May 1, 2024, of approximately 1,700 boe/d (at approximately 75% oil). The Altamont Assets are approximately 70% operated, and our 80% interest in the Altamont Assets would include approximately 75 net locations. If, prior to the consummation of the XCL Acquisition, the XCL Sellers acquire the Altamont Assets, then we have the right and option, but not the obligation, to acquire the Altamont Assets as part of the XCL Acquisition. If we exercise our right to purchase the Altamont Assets, the additional purchase price of the 80% interest in the Altamont Assets attributable to the Company is anticipated to be approximately $70 million, and the 20% interest attributable to NOG would be approximately $17.5 million.
Upon execution of the XCL Acquisition Agreement, the Company and NOG deposited cash with an escrow agent equal to 5% of the unadjusted XCL Purchase Price pursuant to an escrow agreement among the Company, the XCL Sellers and the escrow agent. Funding of the cash deposit was allocated 80% to the Company and 20% to NOG. Upon the closing of the XCL Acquisition, the deposit will be applied as a credit toward the XCL Purchase Price. The obligations of the parties to complete the XCL Acquisition are subject to the satisfaction or waiver of customary closing conditions set forth in the XCL Acquisition Agreement.
In connection with entry into the XCL Acquisition Agreement, we obtained commitments from JPMorgan Chase Bank, N.A., Bank of America, N.A., and Wells Fargo Bank, N.A. (together with their applicable affiliates, the “Commitment Parties”), pursuant to which the Commitment Parties initially agreed to provide, subject to the satisfaction of customary closing conditions, (i) up to $1,200,000,000 of senior unsecured 364-day bridge term loans (the “Bridge Loan”); and (ii) a backstop to proposed amendments to the Seventh Amended and Restated Credit Agreement, dated as of August 2, 2022 (as amended, restated, supplemented, or otherwise modified) among us, the Commitment Parties, and the other “Lenders” and “Issuing Banks” party thereto, in each case, for the purpose of financing a portion of the XCL Purchase Price and/or otherwise paying related fees, costs and expenses associated with the XCL Acquisition.
This offering is not conditioned upon, and will be consummated before, the closing of the XCL Acquisition. If (i) the consummation of the XCL Acquisition does not occur on or before July 1, 2025, or (ii) prior thereto, we notify the trustee that we will not pursue the consummation of the XCL Acquisition, then we will be required to redeem the 2029 Notes in connection with the 2029 Notes Special Mandatory Redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the 2029 Notes Special Mandatory Redemption Date. See “Description of Notes—2029 Notes Special Mandatory Redemption.”
XCL Acquisition Rationale
We believe the XCL Acquisition accomplishes several strategic objectives for us and is complementary to our business strategies in the following ways:
Expands Our Top-Tier Asset Portfolio. We expect the Uinta Basin Assets to increase our oil production and oil production mix, enhance our cash production margin, and add inventory of net locations that we expect to compete for capital immediately following closing. In addition, the Uinta Basin Assets should add two years to our inventory life and meaningfully reduce our reinvestment ratio.
Significant Resources Upside Driven By Our Technical Expertise. Given our historical track record of unlocking value in stacked pay, we expect that our technical expertise will create differential value within the Uinta Basin assets. We see significant development potential from the high oil content across 17 benches over nearly 4,000 feet of hydrocarbon column in the basin.

Maintains Strong Balance Sheet. We are committed to maintaining a premier capital structure and expect over time to reduce our outstanding debt following the closing of the XCL Acquisition to ultimately achieve our net debt to Adjusted EBITDAX target leverage ratio of less than 1.0x.
Increasing Adjusted Free Cash Flow and Return of Capital. We expect the XCL Acquisition to be accretive to adjusted free cash flow and to enhance our cash production margin. As a result, our Board of Directors has approved an increase in our fixed quarterly dividend policy to $0.20/share and authorized a new $500 million share repurchase program through 2027, which replaced our remaining existing repurchase program.
Cooperation Agreement with NOG
Concurrently with the execution of the XCL Acquisition Agreement, we entered into an Acquisition and Cooperation Agreement with NOG (the “Cooperation Agreement”). Pursuant to the terms of the Cooperation Agreement, we and NOG will cooperate in connection with the XCL Acquisition Agreement, we and NOG agree to certain interim covenants, NOG will pay for its proportionate share of the cash deposit and the XCL Purchase Price, and NOG will become a party to, and take a 20% undivided interest in, the XCL Acquisition Agreement. The obligations of the parties to complete the transactions contemplated by the Cooperation Agreement are subject to the satisfaction or waiver of customary closing conditions, and the Cooperation Agreement establishes the rights, remedies, and indemnification obligations of us and NOG in the event either party fails to perform its obligations as set forth in the Cooperation Agreement.
Credit Agreement Amendments
On July 2, 2024, we, as borrower, certain lenders under our existing senior secured revolving credit facility (our “revolving credit facility”), and Wells Fargo Bank, National Association, as administrative agent and swingline lender, entered into the First Amendment to our Credit Agreement governing our revolving credit facility to facilitate the financing of the XCL Acquisition by permitting this offering and the entry into and existence of the Bridge Loan.
On July 8, 2024, we, as borrower, certain lenders under our revolving credit facility, and Wells Fargo Bank, National Association, as administrative agent and swingline lender, began the process of seeking the Second Amendment to our Credit Agreement to, among other amendments, increase the revolving commitments available under the Credit Agreement from $1.25 billion to $2.0 billion and to extend the maturity of the Credit Agreement to five years beyond the effective date of such amendment. There can be no assurances that the increases to the commitments or extension of the maturity date of the Credit Agreement will be obtained.
Redemption of the 2025 Notes
In connection with the closing of this offering, we intend to redeem all of our outstanding 5.625% Notes due 2025 (such notes, the “2025 Notes” and such redemption, the “Redemption”). Following the closing of this offering, we intend to issue a notice to redeem in full the 2025 Notes at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, in accordance with the terms of the indenture governing the 2025 Notes (the “2025 Notes Indenture”). Neither this offering memorandum nor anything contained herein shall constitute a notice of redemption for the 2025 Notes.

RISK FACTORS
Risks Related to the XCL Acquisition
Our ability to consummate the XCL Acquisition is subject to various conditions, some of which are outside of our control.
The XCL Acquisition is subject to a number of conditions to closing, as specified in the XCL Acquisition Agreement. These closing conditions include, (i) the expiration or termination of all applicable waiting periods under HSR, (ii) the absence of any injunction or other order or award enjoining or otherwise prohibiting the consummation of the transactions contemplated by the XCL Acquisition Agreement, (iii) the accuracy of the representations and warranties made by us and the XCL Sellers in the XCL Acquisition Agreement, and (iv) whether certain adjustments to the unadjusted XCL Purchase Price, including adjustments for title and environmental defects, unobtained consents, and casualty losses exceed 20% of the unadjusted XCL Purchase Price. No assurance can be given that these conditions will be satisfied. Even if the HSR waiting periods are satisfied, no assurance can be given as to the terms, conditions and timing of such clearance, including whether any required conditions will materially adversely affect the expected benefits of the XCL Acquisition. Any delay in completing the XCL Acquisition could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that we expect to achieve if the XCL Acquisition is successfully completed within its expected timeframe. We can provide no assurance that these conditions will not result in the abandonment or delay of the XCL Acquisition. The occurrence of any of these events individually or in combination could have a material adverse effect on our results of operations and the trading price of our common stock.
Failure to complete the XCL Acquisition could have a material adverse effect on our results of operations, cash flows and financial position.
If the XCL Acquisition is not completed for any reason, including as a result of failure to obtain all requisite regulatory approvals, we may be materially adversely affected and, without realizing any of the benefits of having completed the XCL Acquisition, we would be subject to a number of risks, including the following:
•financial markets may react negatively, negatively impacting the trading price of our securities;
•we will still incur significant costs relating to the XCL Acquisition, including costs of the Bridge Loan, and legal, accounting, and financial advisor fees;
•if our conditions to closing are otherwise satisfied, and closing has not occurred solely as a result of the breach or failure of any of our representations, warranties, or covenants contained in the XCL Acquisition Agreement – including our failure to consummate the XCL Acquisition – then the XCL Sellers would be entitled to: (i) the enforcement of specific performance of our obligations under the XCL Acquisition Agreement, or (ii) our forfeiture of the cash performance deposit made upon signing of the XCL Acquisition Agreement, and our reimbursement to NOG for its portion of the cash performance deposit and its transaction expenses incurred in connection with the XCL Acquisition; and

•litigation related to any failure to complete the XCL Acquisition or related to any enforcement proceeding commenced against us to perform our obligations under the XCL Acquisition Agreement.
In addition to the potential risks set forth above, the process of pursing the XCL Acquisition has been, and will continue to be time-consuming and distracting for our management. If the XCL Acquisition is not consummated, the impact on other efforts management could have pursued (including ongoing business operations and other acquisition opportunities) could be meaningful. These impacts and the risks described above could have a material adverse effect on our results of operations, cash flows, financial position, and stock price.
NOG may not satisfy their obligations under the Cooperation Agreement.
NOG has agreed to purchase an undivided 20% interest in the XCL Acquisition Agreement. If NOG fails to satisfy their obligations under the Cooperation Agreement but all of our closing conditions under the XCL Acquisition Agreement are otherwise satisfied, we will be required to pay the entire purchase price. This means we could be forced to borrow additional funds, and the costs of those borrowings could be significant. If we are unable to borrow sufficient funds to pay NOG’s portion of the purchase price, we may be forced to default under the XCL Acquisition Agreement, which could subject us to litigation and significant financial penalties, including forfeiture of the cash performance deposit and exposure to enforcement proceedings commenced against us to perform our obligations under the XCL Acquisition Agreement.
We may be unable to integrate the XCL Acquisition successfully or realize the anticipated benefits of the XCL Acquisition.
The XCL Acquisition involves our acquiring a significant set of assets that we have not previously operated. Our ability to achieve the anticipated benefits of the XCL Acquisition depends in part on whether we can integrate the Uinta Basin Assets into our existing business in an efficient and effective manner. Potential risks or difficulties include:
•operating assets in the Uinta Basin, an area in which we have not previously owned assets or conducted operations;
•complexities associated with integrating our existing complex systems, technologies, and other workflows with new assets in a new region;
•the inability to retain the services of key management and personnel;
•the accuracy of our assessments of the Uinta Basin Assets, including recoverable reserves, transportation costs and availability, drilling equipment cost and availability, regulatory, permitting, and related matters; and
•potential unknown liabilities and unforeseen increased expenses or delays associated with the XCL Acquisition.
Any of these issues could adversely affect our ability to maintain relationships with customers, suppliers, employees, and other constituencies or achieve the anticipated benefits of the XCL Acquisition, or could reduce our earnings or otherwise adversely affect our business and financial results following the XCL Acquisition.

Unaudited pro forma combined financial information included in or incorporated by reference into this offering memorandum is presented for illustrative purposes only and does not represent the actual financial position or results of operations of the combined company following the completion of the XCL Acquisition. Future results may differ, possibly materially, from the unaudited pro forma combined financial information included in or incorporated by reference into this offering memorandum.
The unaudited pro forma combined financial statements included in or incorporated by reference into this offering memorandum are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and do not represent the actual financial position or results of operations of us or the XCL Sellers prior to the XCL Acquisition or that of the combined company for a variety of reasons. Specifically, the unaudited pro forma combined financial statements do not reflect the effect of any integration costs, the final determination of the purchase price and purchase price allocation upon closing of the transaction, the determination of whether the transaction should be accounted for as an asset acquisition or a business combination, as well as other considerations. In addition, the XCL Acquisition and post-closing integration process may give rise to unexpected liabilities and costs. Unexpected delays in completing the XCL Acquisition or in connection with the post-acquisition integration process may significantly increase the related costs and expenses incurred by us. The actual financial positions and results of operations of us and the XCL Sellers prior to the XCL Acquisition and that of the combined company may be different, possibly materially, from the unaudited pro forma combined financial statements included in or incorporated by reference into this offering memorandum. In addition, the assumptions used in preparing the unaudited pro forma combined financial statements included in or incorporated by reference into this offering memorandum may not prove to be accurate and may be affected by other factors. Any significant changes in the market price of our common stock may cause a significant change in the purchase price used by us for accounting purposes.
Securities class action and derivative lawsuits may be brought against us in connection with the XCL Acquisition, which could result in substantial costs.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger, or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition.
We will incur significant transaction costs in connection with the XCL Acquisition.
We have incurred and expect to continue to incur significant non-recurring costs associated with the XCL Acquisition, financing the XCL Acquisition, integrating the Uinta Basin Assets into our business, and realizing the expected benefits of the XCL Acquisition. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting, and other advisors. Although we expect that the elimination of duplicative costs, as well as the realization of expected benefits related to the integration of the Uinta Basin Assets, should allow us to offset these transaction costs over time, this net benefit may not be achieved in the near term or at all.

The Uinta Basin Assets are located in the Uinta Basin, a basin in which we do not currently have operations.
We have no experience with assets or operations in the Uinta Basin. Our operations are focused on the Midland Basin and South Texas. The XCL Acquisition is an expansion into an area with which we are not as familiar and is partially within the exterior boundaries of the Uinta and Ouray Reservation. We have no recent experience operating in Indian Country. We may encounter obstacles that may cause us to not achieve the expected results of the XCL Acquisition. These obstacles may include less familiar geological formations, different legal and regulatory environments, different completion techniques, different transportation methods and operators, and unfamiliar operating conditions. For example, approximately 80% of the production from the Uinta Basin Assets is currently expected to use a single rail terminal. Capacity constraints at this terminal or in this basin may cause difficulties for the operation of the Uinta Basin Assets. If we encounter any of these difficulties, they may have a negative impact on our business and our ability to achieve the expected results of the XCL Acquisition.
The benefits attributable to the XCL Acquisition may vary from expectations.
We may fail to realize the anticipated benefits expected from the XCL Acquisition. The success of the XCL Acquisition will depend, in significant part, on our ability to successfully integrate the acquired business, grow the revenue, and realize the anticipated strategic benefits from the XCL Acquisition. The anticipated benefits of the XCL Acquisition may not be realized fully or at all or may take longer to realize than expected. Actual operating, technological, strategic, and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. Additionally, the integration process may result in the disruption of ongoing business and there could be potential unknown liabilities and unforeseen expenses associated with the XCL Acquisition that were not discovered in the course of performing due diligence. The integration may also require significant time and focus from management following the XCL Acquisition which may disrupt our business and results of operations. If we are not able to realize the anticipated benefits expected from the XCL Acquisition within the anticipated timing or at all, its business and operating results may be adversely affected.

DESCRIPTION OF OTHER INDEBTEDNESS

We had no outstanding borrowings under our Credit Agreement as of July 17, 2024. We had $1,247.5 million of available borrowing capacity under our Credit Agreement as of July 17, 2024. We had $2.5 million of letters of credit outstanding as of July 17, 2024.